PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, shane.glenn@stratasys.com

STRATASYS REPORTS THIRD QUARTER FINANCIAL RESULTS

Revenue of $30.3 Million and GAAP EPS of $0.15 per Share

- - - - -

MINNEAPOLIS, October 26, 2010 – Stratasys, Inc. (NASDAQ: SSYS) today announced third quarter financial results.

     The company reported revenue of $30.3 million for the third quarter ended September 30, 2010, a 24% increase over the $24.3 million reported for the same period in 2009. System shipments for the third quarter totaled a record 631 units, a 39% increase over the 454 for the same period last year.

     The company reported net income of $3.2 million for the third quarter, or $0.15 per share, compared to net income of $1.6 million, or $0.08 per share, for the same period last year.

     Non-GAAP net income, which excludes stock-based compensation expense, was $3.4 million, or $0.16 per share, for the third quarter of 2010 compared to $1.8 million, or $0.09 per share, for the same period last year.

     Revenue was $83.3 million for the nine-month period ended September 30, 2010, compared to $72.1 million reported for the same period in 2009. System shipments totaled a record 1,923 units for the nine-month period, a 29% increase over the 1,487 units shipped during the same period last year.

     The nine-month period in 2010 included a $5.0 million one-time non-cash charge against revenue. The charge against revenue was taken in the first quarter, and represents the fair value of a warrant issued to HP (NYSE: HPQ) for 500,000 shares of Stratasys, Inc. common stock, in connection with the distribution agreement signed in January 2010.

     Non-GAAP revenue for the nine-month period, which excludes the warrant charge, was $88.3 million, a 22% increase over the $72.1 million reported for the same period in 2009.

     Net income was $5.1 million for the nine-month period, or $0.24 per share, compared to net income of $1.7 million, or $0.09 per share for the same period last year.

     Non-GAAP net income, which excludes the warrant charge, certain discrete items and stock-based compensation expense, was $8.9 million, or $0.42 per share, for the nine-month period of 2010 compared to $2.8 million, or $0.14 per share, for the same period last year.

     Appropriate reconciliations between GAAP and non-GAAP financial measures are provided in a table at the end of this press release. The table provides itemized detail of the non-GAAP financial measures.

     “The third quarter results represent the continuation of an improvement in business conditions within our core markets,” said Scott Crump, chairman and chief executive officer of Stratasys. “In addition, the third quarter represents a building of positive momentum within our business when you consider the seasonal weakness that is typical during the period. Reflecting this momentum, our 3D printer and Fortus system revenue grew by 26% and 39%, respectively. We are very pleased with our financial performance.

     “Our game-changing collaboration with HP continues to generate positive results. HP orders remained strong during the third quarter and end-customer demand for their new Designjet 3D printer continued to build. The unit sales of Designjet in markets served by HP were more than double the comparable uPrint sales generated within those markets last year, an impressive achievement. Within HP markets, total 3D printer unit volume, which includes the Designjet, expanded by 88% over 2009.

     “We believe HP’s distribution capabilities can significantly expand the unit system sales of our 3D printers over the long term. The HP brand and marketing muscle have the potential to drive increased awareness and product adoption. Although HP is using its initial launch in Europe to refine a go-to-market strategy and better understand the 3D printing market, it has an deep understanding of the end customer and the market’s potential. HP has communicated its desire to move into additional markets, and we are optimistic about expanding the collaboration in the future.

     “Our consumable revenue grew by 34% during the third quarter over 2009, the fastest quarterly growth rate within the past three years. The growth is being driven by a rebound in customer usage, as well as the positive impact from our growing installed base of systems. We believe this positive momentum can be sustained, as channel surveys suggest consumable usage is accelerating, and reseller inventories remain relatively tight. In addition, the 39% growth in system units for the third quarter bodes well for future growth in consumable revenue.

     “Fortus system sales growth during the third quarter was driven by the ongoing economic recovery, as well as the incremental demand created by emerging direct digital manufacturing, or DDM, applications. The aerospace industry remains a leading innovator in using our technology for DDM. We recently worked with Delta Airlines to provide a DDM solution to address a priority maintenance issue on approximately 200 of their aircraft. This unique application will include several hundred end-use parts made on Fortus systems using our high-temperature ULTEM material.

     “We enter the fourth quarter with positive sales momentum in nearly all aspects of our business and a strong pipeline of opportunities. We have leveraged our growth with a distribution strategy that limits the expansion of operating expenses, while continuing to invest aggressively for the future. We believe these investments will yield evolutionary new platforms developed from our proprietary technologies that can further accelerate the adoption of our products.

     “We are well positioned competitively and our financial health is the strongest in our company’s history. We generated nearly $12 million in cash from operations during the third quarter alone, and now maintain approximately $84 million in cash and investments on our balance sheet. Most importantly, we look forward to expanding our distribution agreement with HP and realizing the full potential of that collaboration. We are excited about our future,” Crump concluded.

     Stratasys plans to hold a conference call to discuss its third quarter financial results on Tuesday, October 26, 2010 at 8:30 a.m. (ET). The investor conference call will be available via live webcast on the Stratasys Web site at www.stratasys.com under the "Investors" tab; or directly at the following web address: http://phx.corporate-ir.net/playerlink.zhtml?c=61402&s=wm&e=3415299. To participate by telephone, the domestic dial-in number is 866-543-6405, and the international dial-in is 617-213-8897. The access code is 22325390. Investors are advised to dial into the call at least ten minutes prior to the call to register. The webcast will be available for 90 days on the "Investors" page of the Stratasys Web site or by accessing the provided web address.

(Financial tables follow)

Stratasys, Inc., Minneapolis, is a maker of additive manufacturing machines for prototyping and producing plastic parts. The company markets under the brands Dimension 3D Printers and Fortus 3D Production Systems. The company also operates RedEye On Demand, a digital manufacturing service for prototypes and production parts. According to Wohlers Report 2010, Stratasys supplied more additive manufacturing systems in 2009 than any other manufacturer, making it the unit market leader for the eighth consecutive year. Stratasys patented and owns the process known as FDM.® The process creates functional prototypes and manufactured goods directly from any 3D CAD program, using high-performance industrial thermoplastics. The company holds more than 285 granted or pending additive manufacturing patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, business & industrial equipment, education, architecture, and consumer-product industries. Online at: www.Stratasys.com.

*ULTEM is a trademark of SABIC Innovative Plastics IP BV. Stratasys, FDM, Dimension, RedeyeRPM, and Fortus are registered trademarks of Stratasys, Inc.

Forward Looking Statements

All statements herein that are not historical facts or that include such words as “expects,” “anticipates,” “projects,” “estimates,” “vision,” “could,” “potential,” “planning”, “intends”, “desires” or “believes” or similar words constitute forward-looking statements covered by the safe harbor protection of the Private Securities Litigation Reform Act of 1995. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. These include statements regarding projected revenue and income in future quarters; the size of the 3D printing market; our objectives for the marketing and sale of our Dimension® and uPrint 3D Printers; our WaveWash support removal system; and our FortusTM 3D Production Systems, particularly for use in direct digital manufacturing (DDM); the demand for our proprietary consumables; the expansion of our paid parts service; and our beliefs with respect to the growth in the demand for our products. Other risks and uncertainties that may affect our business include our ability to penetrate the 3D printing market; the success of our distribution agreement with HP; our ability to achieve the growth rates experienced in preceding quarters; our ability to introduce, produce and market new materials, such as ABSplus and ABS-M30, and the market acceptance of these and other materials; the impact of competitive products and pricing; our timely development of new products and materials and market acceptance of those products and materials; the success of our recent R&D initiative to expand the DDM capabilities of our core FDM technology; and the success of our RedEyeOnDemandTM and other paid parts services. Actual results may differ from those expressed or implied in our forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. In addition to the statements described above, such forward-looking statements are subject to the risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Financial Tables & Non-GAAP Discussion

The information discussed within this release includes financial results that are in accordance with accounting principles generally accepted in the United States (GAAP). In addition, certain non-GAAP financial measures have been provided that exclude certain charges and expenses. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company’s core business operations and to compare the company’s performance with prior periods. The non-GAAP financial measures primarily identify and exclude certain discrete items, such as the warrant charge, restructuring expenses, and expenses associated with stock-based compensation required under ASC 718. The company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales
Product	$23,966,937	$18,046,184	$69,526,507	$53,197,716
Services	6,291,609	6,283,212	18,785,660	18,924,759
Fair value of warrant related to OEM agreement	-	-	(4,987,806)	-
	30,258,546	24,329,396	83,324,361	72,122,475

Cost of sales
Product	12,695,679	9,918,263	35,805,842	30,883,158
Services	2,853,879	2,542,879	8,627,451	8,225,489
	15,549,558	12,461,142	44,433,293	39,108,647
Gross profit	14,708,988	11,868,254	38,891,068	33,013,828

Operating expenses
Research and development	2,242,263	1,983,420	7,191,594	5,510,385
Selling, general and administrative	8,403,902	7,481,311	24,385,683	25,257,138
	10,646,165	9,464,731	31,577,277	30,767,523
Operating income	4,062,823	2,403,523	7,313,791	2,246,305

Other income (expense)
Interest income, net	217,651	230,429	596,541	754,695
Foreign currency transaction losses, net	227,623	(5,930)	(570,184)	(169,148)
Other	48,078	(9,021)	42,093	16,780
	493,352	215,478	68,450	602,327
Income before income taxes	4,556,175	2,619,001	7,382,241	2,848,632

Income taxes	1,380,625	1,040,201	2,317,635	1,124,191

Net income	$3,175,550	$1,578,800	$5,064,606	$1,724,441

Earnings per common share
Basic	$0.15	$0.08	$0.25	$0.09
Diluted	$0.15	$0.08	$0.24	$0.09

Weighted average number of common
shares outstanding
Basic	20,586,695	20,229,357	20,519,189	20,224,889
Diluted	21,000,804	20,231,033	21,035,559	20,233,234

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$22,731,928	$48,315,926
Short-term investments - held to maturity	14,424,152	16,073,718
Accounts receivable, less allowance for doubtful
accounts of $1,199,523 at September 30, 2010
and $903,101 at December 31, 2009	19,726,401	19,249,813
Inventories	18,719,342	14,608,014
Net investment in sales-type leases, less allowance
for doubtful accounts of $197,421 at June 30,
2010 and $222,011 at December 31, 2009	3,285,795	3,618,876
Prepaid expenses and other current assets	2,444,239	2,247,612
Deferred income taxes	2,277,000	2,277,000
Total current assets	83,608,857	106,390,959

Property and equipment, net	25,225,896	26,326,012

Other assets
Intangible assets, net	6,766,557	7,653,269
Net investment in sales-type leases	2,872,144	3,477,039
Deferred income taxes	688,000	688,000
Long-term investments - available for sale	1,030,750	1,055,750
Long-term investments - held to maturity	45,791,189	5,467,318
Other non-current assets	1,229,761	2,078,165
Total other assets	58,378,401	20,419,541

Total assets	$167,213,154	$153,136,512

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$13,514,422	$12,874,798
Unearned revenues	10,883,944	10,678,427
Total current liabilities	24,398,366	23,553,225

Commitments and contingencies

Stockholders' equity
Common stock, $.01 par value, authorized 30,000,000
shares; 26,346,068 and 26,053,318 issued as of 2010
and 2009, respectively	263,461	260,533
Capital in excess of par value	102,568,773	94,329,398
Retained earnings	79,080,546	74,015,940
Accumulated other comprehensive loss	(93,567)	(18,159)
Less cost of treasury stock, 5,687,631 shares in 2010 and 2009	(39,004,425)	(39,004,425)
Total stockholders' equity	142,814,788	129,583,287

Total liabilities and stockholders' equity	$167,213,154	$153,136,512

STRATASYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Non-GAAP Adjustments for the Three Months Ended September 30, 2010			Non-GAAP Adjustments for the Three Months Ended September 30, 2009
	Consolidated		Consolidated	Consolidated		Consolidated
	(unaudited)	Stock-Based	(unaudited)	(unaudited)	Stock-Based	(unaudited)
	As Reported	Compensation (1)	Non-GAAP	As Reported	Compensation (1)	Non-GAAP
Selling, general and administrative expenses	$8,403,902	$(310,544)	$8,093,358	$7,481,311	$(238,032)	$7,243,279
Total operating expenses	10,646,165	(310,544)	10,335,621	9,464,731	(238,032)	9,226,699
Operating income	4,062,823	310,544	4,373,367	2,403,523	238,032	2,641,555
Income before income taxes	4,556,175	310,544	4,866,719	2,619,001	238,032	2,857,033
Income taxes	1,380,625	48,288	1,428,913	1,040,201	28,000	1,068,201
Net income	$3,175,550	$262,256	$3,437,806	$1,578,800	$210,032	$1,788,832
Earnings per common share
Basic	$0.15	$0.01	$0.17	$0.08	$0.01	$0.09
Diluted	$0.15	$0.01	$0.16	$0.08	$0.01	$0.09
Weighted average number of common
shares outstanding
Basic	20,586,695		20,586,695	20,229,357		20,229,357
Diluted	21,000,804		21,000,804	20,231,033		20,231,033

	Non-GAAP Adjustments for the Nine Months Ended September 30, 2010				Non-GAAP Adjustments for the Nine Months Ended September 30, 2009
	Consolidated			Consolidated	Consolidated			Consolidated
	(unaudited)	Stock-Based	Fair Value	(unaudited)	(unaudited)	Stock-Based		(unaudited)
	As Reported	Compensation (2)	of Warrant (3)	Non-GAAP	As Reported	Compensation (1)	Restructuring (4)	Non-GAAP
Net sales	$83,324,361	$-	$4,987,806	$88,312,167	$72,122,475	$-	$-	$72,122,475
Gross profit	38,891,068	-	4,987,806	43,878,874	33,013,828	-	-	33,013,828
Selling, general and administrative expenses	24,385,683	(931,632)	-	23,454,051	25,257,138	(670,959)	(778,840)	23,807,339
Total operating expenses	31,577,277	(931,632)	-	30,645,645	30,767,523	(670,959)	(778,840)	29,317,724
Operating income	7,313,791	931,632	4,987,806	13,233,229	2,246,305	670,959	778,840	3,696,104
Income before income taxes	7,382,241	931,632	4,987,806	13,301,679	2,848,632	670,959	778,840	4,298,431
Income taxes	2,317,635	257,408	1,796,510	4,371,553	1,124,191	102,000	266,907	1,493,098
Net income	$5,064,606	$674,224	$3,191,296	$8,930,126	$1,724,441	$568,959	$511,933	$2,805,333
Earnings per common share
Basic	$0.25	$0.03	$0.16	$0.44	$0.09	$0.03	$0.03	$0.14
Diluted	$0.24	$0.03	$0.15	$0.42	$0.09	$0.03	$0.03	$0.14
Weighted average number of common
shares outstanding
Basic	20,519,189			20,519,189	20,224,889			20,224,889
Diluted	21,035,559			21,035,559	20,233,234			20,233,234

These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results adjusted for the non-GAAP items described below provides meaningful supplemental information to both management and investors.

(1) - Represents non-cash stock-based compensation expense.
(2) - Represents non-cash stock-based compensation expense and an additional tax benefit realized from disqualifying dispositions of stock options.
(3) - Represents the fair value of a warrant issued during the first quarter of 2010 in connection with the Hewlett-Packard Company OEM agreement.
(4) - Represents severance and other related costs associated with the Company's restructuring in the first quarter of 2009.

The Company considers these non-GAAP measures to be indicative of its core operating results and facilitates a comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes, however these measures should not be viewed as a substitute for the Company’s GAAP results.